                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         PREMISYS COMMUNICATIONS, INC.

    As set forth in Section 3 of the Offer to Purchase described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing Shares (as defined below) are not immediately available, or the certificates for Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase), or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

      BY MAIL:             BY FACSIMILE           BY OVERNIGHT              BY HAND:
Reorganization Dept.    TRANSMISSION (FOR           COURIER:          Reorganization Dept.
   P.O. Box 3301      ELIGIBLE INSTITUTIONS   Reorganization Dept.    120 Broadway, 13(th)
 So. Hackensack, NJ           ONLY):           85 Challenger Road            Floor
       07606              (201) 296-4293        Mail Stop--Reorg       New York, NY 10271
                        CONFIRM RECEIPT OF    Ridgefield Park, NJ
                      FACSIMILE BY TELEPHONE         07660
                              ONLY:
                          (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates representing the shares of common stock, par value $.01 per share, of Premisys Communications, Inc., a Delaware corporation, and the associated rights issued pursuant to the Rights Agreement between Premisys
Communications, Inc. and ChaseMellon Shareholder Services, L.L.C., dated September 18, 1998 (the "Associated Rights") (the Common Stock and Associated Rights are together referred to as the "Shares"), to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Zhone Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Zhone Technologies, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

  Signature(s) _______________________________________________________________

  Name(s) of Record Holders

  ____________________________________________________________________________
                              Please Type or Print

  Address(es) ________________________________________________________________

  ____________________________________________________________________________
                                    Zip Code

  Area Code and Tel. No(s). __________________________________________________

  Number of Shares ___________________________________________________________

  Certificate No(s). (if available)

  ____________________________________________________________________________

  ____________________________________________________________________________

  Dated _______, 1999

  / / Check if Shares will be tendered by book-entry transfer.

  Account Number _____________________________________________________________

  ____________________________________________________________________________
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                                       2

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                                   GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)
      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other equity which is a member in good standing of the Security Transfer Agent's Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

              Name of Firm                                    Authorized Signature

                                                  Name
                 Address                                      Please Type or Print

                                                  Title
                Zip Code

                                                  Dated , 1999
         Area Code and Tel. No.

  NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
  DELIVERY.

         CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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